Exhibit 99.1

Aytu BioPharma Announces Launch of Public Offering

ENGLEWOOD, CO, August 8, 2022 - Aytu BioPharma, Inc. (the “Company” or “Aytu”) (Nasdaq: AYTU), a pharmaceutical company focused on developing and commercializing novel therapeutics, today announced the launch of an underwritten public offering of shares of its common stock or, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase shares of its common stock, and accompanying warrants to purchase its common stock (the "Offering"). All of the securities in the Offering will be sold by Aytu. The Offering is subject to market and other conditions, and there can be no assurance as to whether or when the Offering may be completed or as to the actual size or terms of the Offering.

The Company intends to use the net proceeds from the Offering for advancing the development of its pipeline assets, including for advancing the PREVEnt Trial evaluating AR101 for the treatment of vascular Ehlers-Danlos Syndrome (VEDS), for growth of the company’s commercial business, and for working capital and general corporate purposes.

Cantor and Canaccord Genuity are acting as the joint bookrunners for the Offering.

The Offering will be made only by means of a prospectus supplement and accompanying prospectus forming part of a shelf registration statement on Form S-3 (File No. 333-259862) that was declared effective by the Securities and Exchange Commission (the "SEC") on October 7, 2021. Copies of the prospectus supplement and the accompanying prospectus relating to and describing this Offering may be obtained, when available, by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 4th Floor, New York, NY 10022, or by email at prospectus@cantor.com or by contacting Canaccord Genuity LLC, Attention: Syndicate Department, 99 High Street, Suite 1200, Boston, MA 02110 or by email at prospectus@cgf.com. These documents may also be obtained for free on the SEC's website located at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in the Offering. There shall not be any sale of these securities in any state or jurisdiction in which such offering, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aytu BioPharma, Inc.

Aytu BioPharma is a pharmaceutical company with a portfolio of commercial prescription therapeutics and consumer health products, and a growing therapeutics pipeline focused on treating rare, pediatric-onset disorders. The company's prescription products include Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) and Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) for the treatment of attention deficit hyperactivity disorder (ADHD), as well as Karbinal® ER (carbinoxamine maleate), an extended-release carbinoxamine (antihistamine) suspension indicated to treat numerous allergic conditions, and Poly-Vi-Flor® and Tri-Vi-Flor®, two complementary fluoride-based prescription vitamin product lines containing combinations of fluoride and vitamins in various formulations for infants and children with fluoride deficiency. Aytu is also building a therapeutic pipeline, which includes AR101 (enzastaurin), a PKCβ inhibitor in development for the treatment of vascular Ehlers-Danlos Syndrome (VEDS). VEDS is a rare genetic disease typically diagnosed in childhood resulting in high morbidity and a significantly shortened lifespan, and for which there are no currently approved treatments. AR101 has received Orphan Drug designation from the U.S. Food and Drug Administration and the European Medicines Agency. Aytu is also researching and advancing the development of the Healight ultraviolet light A (UVA) endotracheal catheter, a patented, investigational medical device with potential application in the treatment of severe, difficult-to-treat respiratory infections.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as "anticipates," "believes," "continue," "estimates," "expects," "intends," "may," "might," "plans," "predicts," "projects," "should," "targets," "will," or the negative of these terms and other similar terminology. Forward-looking statements in this press release include, but are not limited to, statements regarding the anticipated closing of the Offering and the expected uses of the proceeds from the Offering. Completion of the Offering is subject to numerous factors, many of which are beyond Aytu's control, including, without limitation, market conditions, failure of customary closing conditions and the risk factors and other matters set forth in the prospectus supplement and accompanying prospectus included in the registration statement and the documents incorporated by reference therein. You are cautioned not to place undue reliance on any forward-looking statements made by Aytu's management, which are based only on information currently available to it when, and speak only as of the date, such statement is made. Aytu does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by law.

Contact:

Mark Oki

Chief Financial Officer

moki@aytubio.com

Robert Blum

Lytham Partners

blum@lythampartners.com